Exhibit 5

Footstar, Inc.
933 MacArthur Boulevard
Mahwah, NJ 07430

March 31, 2009

Footstar, Inc.
933 MacArthur Boulevard
Mahwah, New Jersey  07430

Ladies and Gentlemen:

As General Counsel of Footstar, Inc., a Delaware corporation (the “Company”), I have acted as counsel to the Company in connection with the preparation and filing of  the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance of 55,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), under the Footstar, Inc. 2006 Non-Employee Director Stock Plan, as amended (the "Plan").

In so acting, I have examined originals or copies (certified or otherwise identified to my satisfaction) of the Registration Statement and the Plan pursuant to which the Shares will be issued and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Shares being registered for sale pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.  In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

FOOTSTAR, INC.

/s/ Maureen Richards

Maureen Richards
Senior Vice President, General Counsel and Corporate Secretary